NEW PEOPLES BANKSHARES INC

NEWS RELEASE

FOR IMMEDIATE RELEASE:
January 31, 2025

FOR MORE INFORMATION, CONTACT:
J.W. Kiser
(276) 873-7000

NEW PEOPLES BANKSHARES ANNOUNCES FOURTH QUARTER RESULTS

Honaker, Virginia – January 31, 2025

Highlights

- Net income for the fourth quarter of 2024 was $2.6 million, or $0.11 per basic and diluted share;
- Net income for the year ended December 31, 2024 was $8.2 million, or $0.35 per basic and diluted share;
- Net interest margin was 3.56% for the fourth quarter of 2024 compared to 3.52% for the fourth quarter of 2023;
- Total gross loans were $657.5 million as of December 31, 2024, an increase of $19.4 million or 3.04% from $638.1 million as of December 31, 2023;
- Total deposits increased $33.5 million, or 4.68% during the year ended December 31, 2024;
- New Peoples Bank remains well-capitalized with a leverage ratio of 10.70% as of December 31, 2024.

Today, New Peoples Bankshares, Inc. (the "Company") (OTCBB: NWPP), the holding company for New Peoples Bank, Inc. (the "Bank"), announced fourth quarter 2024 net income of $2.6 million, or $0.11 per share, as compared to $1.6 million, or $0.07 per share, for the fourth quarter of 2023, an increase of $1.1 million or 69.42%. For the year ended December 31, 2024, net income was $8.2 million, or $0.35 per share, compared to $7.2 million, or $0.30 per share, in 2023.

Results for the fourth quarter and year ended December 31, 2024 were impacted by several non-recurring events. On December 31, 2024 the Bank provided notice of termination of the contract with our core systems provider. We plan to complete the conversion to a new core systems provider in the fourth quarter of 2025. As a result of the termination notice, we recorded termination charges and certain conversion costs estimated to be $850,000. During the fourth quarter we had two transactions in bank owned life insurance portfolio ("BOLI"), that disposed of the entire portfolio. One policy was cancelled and redeemed, resulting in a loss of $49,000; and a benefit claim was filed on the second policy resulting in a gain of $1.6 million. After consideration of the tax impact, these non-recurring items increased earnings by $756,000 or $0.03 per share.

J.W. Kiser, President and CEO of the Company, stated, "We are pleased to report net income of $2.6 million for the fourth quarter and $8.2 million for the year. Excluding non-recurring items, our noninterest expenses were lower compared to 2023 despite the continuing impacts from inflation and competition to retain and attract employees. Net interest income showed improvement for the quarter compared to the fourth quarter of 2023 due to asset and deposit growth, which offset the challenges of net interest margin compression experienced by the banking industry, largely due to the cost of deposits. Our assets and deposits grew $29.6 million and $33.5 million, respectively, for the year. We are also encouraged by the improvement in our net margin during the last two quarters with a 0.13% increase to 3.56% for the fourth quarter compared to 3.43% for the third quarter. Our previously announced loan origination office in Wythe County, Virginia will open in February 2025. While pressures continue to be exerted on our net interest margin, we are optimistic that the momentum developed throughout 2024 can continue into 2025".

Revenue

Net Interest Income/Net Interest Margin

Net interest income for the quarter ended December 31, 2024 was $7.4 million, an increase of $530,000, or 7.67%, when compared to the quarter ended December 31, 2023. During the fourth quarter of 2024, interest income increased $1.5 million to $11.5 million due to the combination of an increase of 39 basis points ("bps") in the yield on earning assets to 5.48% and a $52.2 million increase in the average balance of earning assets. The loan portfolio was the primary driver of both increases, as the yield rose 50 bps to 6.07%, while the average balance increased $19.4 million for the comparative quarters ending December 31, 2024 and 2023. The increased interest income was partially offset by increased interest expense which rose $921,000 to $4.0 million during the fourth quarter of 2024 as compared to $3.1 million reported for the same period in 2023. Interest-bearing deposits accounted for $974,000 of the increase as the average rate increased 53 bps and the average balance increased $49.6 million for the comparative quarters ending December 31, 2024 and 2023. The increase in interest-bearing deposits was partially offset by a decrease in the cost of borrowed funds, which decreased 42 bps to 5.72%, as the related interest expense decreased $53,000 due to the decreased average balance related to a $10 million borrowing from the Federal Reserve Bank under the Bank Term Funding Program taken in the fourth quarter of 2023 and repaid in October 2024, combined with a $1.2 million principal payment made on trust preferred securities in October 2024 and a decrease in the variable rate paid on the trust preferred securities as overnight and short-term borrowing rates declined during the last half of 2024. The net interest margin increased 4 bps to 3.56% for the quarter ending December 31, 2024, as compared to the 3.52% net interest margin for the same period in 2023 due to the increase in the yield on earning assets outpacing the increased cost of funds.

For the year ended December 31, 2024, net interest income increased $502,000 to $28.5 million from $28.0 million for the year ended December 31, 2023. The yield on earning assets increased 55 bps to 5.42% for the comparative twelve-month periods, while the average balance increased $59.6 million to $822.9 million. The cost of interest-bearing liabilities increased 105 bps to 2.93%, while the average balance increased $65.3 million to $549.5 million during the comparative twelve-month periods.

Provision for Credit Losses

The provision for credit losses charged to the income statement for the quarter ended December 31, 2024 was $147,000 compared to a provision of $345,000 for the three months ended December 31, 2023. The provision for credit losses in the fourth quarter of 2024 was impacted by the resolution of loan relationship that had resulted in a $96,000 specific allowance allocation first provided during the second quarter of 2024.

For the year ended December 31, 2024, the provision for credit losses was $625,000 compared to $649,000 for the same period in 2023.

As discussed last quarter, on September 27, 2024, Hurricane Helene passed through western North Carolina, southwest Virginia and northeast Tennessee, causing flood and wind damage in its path. We have assessed the impact of this event on our customers and any collateral securing outstanding loans and adjusted the allowance for credit losses. As we work with customers impacted by this natural disaster, we have provided short-term payment deferrals to affected borrowers. At this time, we are not aware of any widespread impairment of collateral, but we continue to monitor the effects of this event and will address any situations as needed.

Noninterest Income

Noninterest income, excluding non-recurring items, decreased $300,000 to $2.4 million for the quarter ended December 31, 2024 from $2.7 million for the comparable quarter in 2023. Modest decreases in earnings from service charges and card processing activities totaling $73,000 were offset by a $76,000 increase in revenue from financial services. Excluding non-recurring items, other noninterest income decreased $20,000 for the fourth quarter of 2024 to $243,000 from $263,000 for the same period in 2023.

For the year ended December 31, 2024, noninterest income, excluding non-recurring items, was unchanged at $9.7 million for 2024 and 2023. A $244,000, or 22.51%, increase in financial services revenue to $1.3 million from the $1.1 million recorded during 2023 offset modest decreases in service charges and card processing revenue of $48,000 and $28,000, respectively. In addition, noninterest income was impacted by the sales of bank properties in 2024

and 2023. During 2024, a former branch office and a lot were sold, along with the sale of furniture, resulting in a net gain of $23,000. During the same period of 2023, two former office facilities and a vehicle were sold resulting in a net gain of $135,000.

Noninterest Expense

Noninterest expense, excluding non-recurring items, was $7.3 million for the quarter ended December 31, 2024 compared to $7.2 million for the quarter ended December 31, 2023. The $54,000 dollar increase resulted from increases in salaries and benefits, occupancy and data processing costs, which combined for an increase of $407,000, and increases in advertising and ATM network expenses which combined for an increase of $39,000. These increases were partially offset by a combined decrease of $150,000 in legal and professional fees, loan and loan related expenses and printing and supplies included in other operating expenses

For the year ended December 31, 2024, noninterest expense, excluding non-recurring items, decreased $90,000 to $27.9 million compared to $28.0 million for the year ended December 31, 2023. The decrease was impacted by reductions in legal and professional fees, consulting, printing and supplies and loan expenses totaling $450,000. The expense reductions were partially offset by increases in advertising, and ATM network expenses and deposit insurance which combined for an increase of $111,000.

Balance Sheet

Total assets as of December 31, 2024 were $854.9 million, an increase of $28.6 million, or 3.46%, from $826.3 million as of December 31, 2023. Gross loans of $657.5 million as of December 31, 2024 reflected an increase of $19.4 million from $638.1 million at December 31, 2023. Liquid assets in the form of cash and cash equivalents increased $2.7 million, or 4.14%, during 2024. Investment securities increased $6.2 million during 2024 due to purchases of $23.3 million, which more than offset sales of $2.1 million, and maturities, payments and amortization of $14.6 million and a $419,000 increase in the unrealized loss on securities available for sale. During the third quarter of 2024, odd lot investment securities totaling 2.1 million were sold, and the proceeds were used to reinvest in other securities. These sales generated a net gain of $4,000.

Deposits totaled $750.0 million as of December 31, 2024 compared to $716.5 million as of December 31, 2023. The increase of $33.5 million, or 4.68%, was due to efforts to attract and retain time deposits and money market account relationships, combined with cyclical funds inflows. As a result of these efforts, total time deposits increased $16.5 million, including $3.0 million of brokered time deposits, and money market accounts increased $30.1 million during 2024. The increase in time and money market deposits contributed to the increase in our cost of funds, as previously discussed, due to the continuing repricing of maturing time deposits in the higher interest rate environment combined with ongoing competition for deposits.

As of December 31, 2024, borrowed funds totaled $25.0 million, a decrease of $11.1 million from December 31, 2023. Since December 31, 2024, a $3.0 million principal reduction was paid toward outstanding trust preferred securities. This repayment, made from available liquidity, will improve net interest income and the net interest margin in future periods.

Capital

During 2024, total shareholders' equity increased $5.9 million to $70.7 million as of December 31, 2024, due to net income of $8.2 million which was offset by dividends paid to shareholders of $1.7 million, the repurchase of common stock totaling $282,000, and an increase in the net unrealized loss on available-for-sale investment securities of $331,000. Consequently, book value per share increased to $2.99 as of December 31, 2024 compared to $2.73 at December 31, 2023. The Bank remains well capitalized per regulatory guidance.

On January 24, 2025, the Board of Directors extended the repurchase of up to 500,000 shares of the Company's common stock through March 31, 2026. During 2024 the Company repurchased 109,176 shares at an average price of $2.58 per share. During the quarter ended December 31, 2024, the Company repurchased 15,344 shares at an average price of $2.77 per share. Since the commencement of the repurchase plan in 2022, 285,362 shares have been repurchased at an average price of $2.42.

Asset Quality

The allowance for credit losses was $7.7 million, or 1.17% as a percentage of total loans, as of December 31, 2024, and $7.3 million, or 1.14%, as of December 31, 2023. The allowance for credit losses on unfunded commitments was $404,000 as of December 31, 2024 as compared to $285,000 at December 31, 2023.

Net charge-offs as a percentage of average loans were 0.01% during 2024 compared to 0.02% during the same period of 2023.

Nonperforming assets, which include nonaccrual loans and other real estate owned, totaled $3.4 million as of December 31, 2024, a decrease of $331,000, or 8.97%, since year-end 2023. Nonperforming assets as a percentage of total assets were 0.39% as of December 31, 2024 and 0.45% as of December 31, 2023.

Other real estate owned decreased $70,000 to $87,000 as of December 31, 2024 compared to December 31, 2023. Excluding the impact of gains, losses and writedowns, expenses associated with other real estate owned were $78,000 for the year ended December 31, 2024, compared to expenses of $30,000 during the year ended December 31, 2023. Nonaccrual loans decreased $261,000 to $3.3 million as of December 31, 2024 from $3.5 million at December 31, 2023.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 17 locations throughout southwest Virginia, eastern Tennessee, western North Carolina and southern West Virginia. The Company's common stock is traded over the counter under the trading symbol "NWPP". Additional investor information can be found on the Company's website at https://newpeoples.bank/Bankshares-About-Us.

This news release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include:

> *(i) the success or failure of efforts to implement the Company's business plan; (ii) any required increase in the Company' regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company's nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company's markets; (vii) the Company's ability to attract and retain talent; (viii) demographical changes in the Company's markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company's market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower's ability to repay and the Company's management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company's ability to successfully manage cyber security, including generative artificial intelligence risks; (xx) the Company's reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; (xxiii) disruptions in the financial services industry or individual financial institutions and the subsequent media attention that could impact our customers' behavior; and (xxiv) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to*

update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 THROUGH DECEMBER 31, 2023
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Interest income on loans, including fees	$ 9,892	$ 9,728	$ 9,374	$ 9,213	$ 8,841
Interest income on investment securities	648	610	583	530	525
Interest income and dividends on all other	921	1,209	1,054	871	644
Total interest and dividend income	11,461	11,547	11,011	10,614	10,010
Interest expense on deposits	3,655	3,832	3,508	3,151	2,681
Total interest expense	4,021	4,366	4,041	3,684	3,100
Net interest income	7,440	7,181	6,970	6,930	6,910
Provision for credit losses	147	49	472	(43)	345
Net interest income after provision for credit losses	7,293	7,132	6,498	6,973	6,565
Total non-interest income	3,975	2,426	2,532	2,321	2,710
Total non-interest expenses	8,153	6,829	6,838	6,977	7,200
Income tax expense	489	621	508	531	525
Net income	$ 2,626	$ 2,108	$ 1,684	$ 1,786	$ 1,550
Basic and diluted income per share	$ 0.11	$ 0.09	$ 0.07	$ 0.08	$ 0.07

CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	December 31, 2024	December 31, 2023
Interest income on loans, including fees	$ 38,208	$ 32,552
Interest income on investment securities	2,371	2,167
Interest income and dividends on all other	4,054	2,416
Total interest and dividend income	44,633	37,135
Interest expense on deposits	14,145	7,582
Total interest expense	16,112	9,116
Net interest income	28,521	28,019
Provision for credit losses	625	649
Net interest income after provision for credit losses	27,896	27,370
Total non-interest income	11,254	9,949
Total non-interest expenses	28,797	27,988
Income tax expense	2,149	2,147
Net income	$ 8,204	$ 7,184
Basic and diluted income per share	$ 0.35	$ 0.30
Return on average shareholders' equity	12.28%	12.00%
Return on average assets	0.96%	0.91%

NEW PEOPLES BANKSHARES, INC.
KEY PERFORMANCE AND CAPITAL RATIOS
(UNAUDITED)

	For the three-months ended				
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Key Performance Ratios					
Earning assets yield	5.48%	5.51%	5.38%	5.32%	5.09%
Cost of interest-bearing liabilities	2.90%	3.08%	2.94%	2.77%	2.44%
Cost of funds	2.03%	2.19%	2.08%	1.95%	1.66%
Net interest margin	3.56%	3.43%	3.41%	3.48%	3.52%
Return on average shareholders' equity	14.84%	12.35%	10.56%	11.11%	10.18%
Return on average assets	1.21%	0.97%	0.79%	0.86%	0.76%
Efficiency ratio[#]	71.42%	71.10%	71.96%	75.42%	74.85%
Loan to deposit ratio	87.67%	84.65%	86.10%	86.21%	89.06%
Asset Quality					
Allowance for credit losses to total loans	1.17%	1.19%	1.21%	1.16%	1.14%
Net (recoveries) charge-offs to average loans, annualized	0.02%	0.05%	0.06%	(0.09)%	(0.01)%
Nonaccrual loans to total loans	0.50%	0.62%	0.85%	0.87%	0.55%
Nonperforming assets to total assets	0.39%	0.58%	0.65%	0.67%	0.45%
Capital Ratios (Bank Only)					
Tier 1 leverage	10.70%	10.84%	10.71%	10.91%	11.11%
Tier 1 risk-based capital	14.94%	15.65%	15.49%	15.29%	15.33%
Total risk-based capital	16.19%	16.90%	16.74%	16.54%	16.58%
Total common equity tier 1 capital	14.94%	15.65%	15.49%	15.29%	15.33%

[#]- The efficiency ratio is computed as a percentage of noninterest expense divided by the sum of net interest income and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance but cautions that such information should not be viewed as a substitute for GAAP. A comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate it differently. Excluding the impact of non-recurring items discussed above the efficiency ratio would be 73.64%

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED BALANCE SHEET HIGHLIGHTS
QUARTERS ENDED DECEMBER 31, 2024 THROUGH DECEMBER 31, 2023
(IN THOUSANDS)
(UNAUDITED)

Dollars in thousands	**December 31, 2024**	**September 30, 2024**	**June 30, 2024**	**March 31, 2024**	**December 31, 2023**
Total cash and cash equivalents	$ 67,668	$ 103,727	$ 88,804	$ 88,849	$ 64,977
Investment securities available-for-sale	95,984	96,564	92,269	89,014	89,805
Loans receivable	657,536	646,356	639,934	638,594	638,111
Allowance for credit losses	(7,684)	(7,670)	(7,727)	(7,406)	(7,256)
Total assets	854,925	880,295	854,670	850,488	826,313
Total deposits	749,982	763,564	743,228	740,779	716,467
Borrowed funds	24,986	36,186	36,186	36,186	36,186
Total liabilities	784,184	809,234	788,439	786,473	761,502
Total shareholders' equity	70,741	71,061	66,231	64,015	64,811

NEW PEOPLES BANKSHARES, INC.
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCES, INCOME, EXPENSE, AND YIELDS AND RATES
THREE MONTHS ENDED DECEMBER 31,
(IN THOUSANDS)

	2024			2023		
(Dollars are in thousands)	Average Balance	Income/ Expense	Yields/ Rates	Average Balance	Income/ Expense	Yields/ Rates
ASSETS						
Loans [(1)(2)]	$ 648,824	$ 9,892	6.07%	$ 629,405	$ 8,841	5.57%
Federal funds sold	109	1	4.49%	185	2	5.42%
Interest bearing deposits in other banks	73,710	876	4.73%	44,754	597	5.29%
Taxable investment securities	109,484	692	2.52%	105,612	570	2.16%
Total earning assets	832,127	11,461	5.48%	779,956	10,010	5.09%
Less: Allowance for credit losses	(7,768)			(7,138)		
Non-earning assets	40,558			34,497		
Total assets	$ 864,917			$ 807,315		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest-bearing demand deposits	$ 73,000	$ 149	0.81%	$ 71,499	$ 128	0.71%
Savings and money market deposits	180,772	803	1.77%	160,744	491	1.21%
Time deposits	272,859	2,703	3.94%	244,744	2,062	3.34%
Total interest-bearing deposits	526,631	3,655	2.76%	476,987	2,681	2.23%
Other borrowings	10,000	89	3.50%	10,435	96	3.56%
Trust preferred securities	15,064	277	7.19%	16,216	323	7.80%
Total borrowed funds	25,064	366	5.72%	26,496	419	6.14%
Total interest-bearing liabilities	551,695	4,021	2.90%	503,638	3,100	2.44%
Non-interest-bearing deposits	233,787			234,132		
Other liabilities	9,023			14,753		
Total liabilities	794,505			752,523		
Shareholders' equity	70,412			60,585		
Total liabilities and shareholders' equity	$ 864,917			$ 812,908		
Net interest income		$ 7,440			$ 6,910	
Net interest margin			3.56%			3.52%
Net interest spread			2.58%			2.65%

(1) Nonaccrual loans and loans held for sale have been included in average loan balances.
(2) Tax exempt income is not significant and has been treated as fully taxable.

NEW PEOPLES BANKSHARES, INC.
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCES, INCOME, EXPENSE, AND YIELDS AND RATES
YEARS ENDED DECEMBER 31,
(IN THOUSANDS)

	2024			2023		
(Dollars are in thousands)	Average Balance	Income/ Expense	Yields/ Rates	Average Balance	Income/ Expense	Yields/ Rates
ASSETS						
Loans [1] [2]	$ 641,022	$ 38,208	5.96%	$ 608,705	$ 32,552	5.35%
Federal funds sold	115	6	5.18%	447	22	4.99%
Interest bearing deposits in other banks	74,524	3,875	5.20%	44,864	2,239	4.99%
Taxable investment securities	107,278	2,544	2.37%	109,303	2,322	2.12%
Total earning assets	822,939	44,633	5.42%	763,319	37,135	4.87%
Less: Allowance for credit losses	(7,628)			(6,937)		
Non-earning assets	40,103			36,574		
Total assets	$ 855,414			$ 792,956		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest-bearing demand deposits	$ 72,396	$ 605	0.83%	$ 74,939	$ 459	0.61%
Savings and money market deposits	171,311	2,833	1.65%	164,429	1,442	0.88%
Time deposits	271,835	10,707	3.94%	221,275	5,681	2.57%
Total interest-bearing deposits	516,082	14,145	2.74%	460,643	7,582	1.65%
Other borrowings	17,486	719	4.04%	7,124	260	3.60%
Trust preferred securities	15,904	1,248	7.72%	16,426	1,274	7.65%
Total borrowed funds	33,390	1,967	5.79%	23,550	1,534	6.43%
Total interest-bearing liabilities	549,472	16,112	2.93%	484,193	9,116	1.88%
Non-interest-bearing deposits	229,717			240,121		
Other liabilities	9,431			8,781		
Total liabilities	788,620			733,095		
Shareholders' equity	66,794			59,861		
Total liabilities and shareholders' equity	$ 855,414			$ 792,956		
Net interest income		$ 28,521			$ 28,019	
Net interest margin			3.47%			3.67%
Net interest spread			2.49%			2.99%

(1) Nonaccrual loans and loans held for sale have been included in average loan balances.
(2) Tax exempt income is not significant and has been treated as fully taxable.